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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8 - K

                         CURRENT REPORT


Pursuant to Section 13 or 15 (d) of the Securities Exchange
Act of
1934.

Date of Report                                March 25, 2009
--------------                                --------------

                        Omagine, Inc.
    ------------------------------------------------------
    (Exact name of registrant as specified in its charter)



   Delaware                0-17264            20-2876380
----------------         -------------      ---------------
(State or other          (Commission        (IRS Employer
jurisdiction of          File Number)       Identification
incorporation)                                  Number)

   350 Fifth Avenue, Suite 1103, New York, N.Y.       10118
  ---------------------------------------------     ----------
    (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code (212)563-4141
                                                   -------------


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act;
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
[ ] Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.



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Item 7.01 Regulation FD Disclosure


Forward-Looking Statements

Some of the information contained in this Report may constitute forward-looking statements or statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and projections about future events. The words "estimate", "plan", "intend", "expect", "anticipate" and similar expressions are intended to identify forward-looking statements which involve, and are subject to, known and unknown risks, uncertainties and other factors which could cause the Company's actual results, financial or operating performance or achievements to differ from future results, financial or operating performance, or achievements expressed or implied by such forward-looking statements. Projections and assumptions contained and expressed herein were reasonably based on information available to the Company at the time so furnished and as of the date of this filing. All such projections and assumptions are subject to significant uncertainties and contingencies, many of which are beyond the Company's control and no assurance can be given that the projections will be realized. Potential investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.




In order to update its shareholders, the Company is providing the following information disclosure:

During December 2008, January 2009 and February 2009, the Company and its attorneys exchanged letters with the Ministry of Tourism of Oman ("MOT") in an attempt to conclude the development agreement for the Omagine Project ("Development Agreement"). The results of these exchanges and the official Government of Oman ("Government") review and comment process for the draft agreement presented to the Government in November 2008 by the Company were that (1) the Government agreed to meet in January 2009 (then later changed to March 2009 by the Government) to discuss and conclude the Development Agreement (the "Final Meeting"), (2) the Government (MOT) requested the Company to prepare another schedule detailing the changes to the Government's standard agreement which are proposed (the "Schedule of Changes"), and
(3) the Government requested that the Company form the Project Company prior to signing the Development Agreement. The Company agreed to all of the foregoing and also prepared an updated draft Development Agreement (the "February 2009 Draft Agreement"). On February 17, 2009 the Company's attorneys delivered the February 2009 Draft Agreement together with the Schedule of Changes to the Government.

On February 23, 2009 the Government confirmed that March 16, 2009 would be the date for the Final Meeting which the Government described as the "wrap-up" meeting for the Omagine Development Agreement. The Government also informed the Company's attorneys that the Government planned to conduct internal meetings (the "Government Internal Meetings") among the relevant Ministries (Tourism, Legal Affairs and Finance) in preparation for the Final Meeting and to review the Schedule of Changes with a view toward expediting the review process required at the Final Meeting.

Management and four senior representatives of Michael Baker Corp. - the Company's proposed Program Manager for the Omagine Project - traveled to Oman in the second week of March for the purpose of, among other things, attending the Final Meeting. As of the date hereof, the Government Internal Meetings continue and the Government has postponed the Final Meeting. Delays and postponements of this type are common for the Government. At this point, although the Company expects some inconsequential re-drafting of the February 2009 Draft Agreement to be required, management is highly confident that the Government Internal Meetings will result in a draft development agreement acceptable to all parties. Such a draft agreement must then be approved by all parties before signature.

Given the Company's past experience it is likely that this rather trivial task and/or the Government Internal Meetings may take several months for the Government to accomplish. It is possible at this point that the Final Meeting between the Company and the Government may not be necessary if an agreed upon draft document results from the Government Internal Meetings. The Company presently anticipates that, either the conclusion of the Government's review process in the Government Internal Meetings, or the Final Meeting, if required, will result in a fully settled and agreed document ready for printing and signature soon thereafter.

Subsequent to execution of the Development Agreement, the Government, since it will not be a shareholder of the Project Company, will have significantly less input into the development of the Omagine Project and will have no control over the Project Company's day-to-day operations and execution of the project.



                           SIGNATURES
                           ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 25, 2009

                                 Omagine, Inc.
                              ------------------------------

                                (Registrant)

                              BY: /s/ Frank J. Drohan
                                  -----------------------
                                   Frank J. Drohan,
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer